Exhibit 10.2

ABL / TERM INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (this “Agreement”), dated as of October 2, 2024, among BANK OF AMERICA, N.A., as ABL Representative (in such capacity, with its successors and assigns, and as more specifically defined below, the “ABL Representative”) for the ABL Secured Parties (as defined below), SILVER POINT FINANCE, LLC, as Term Loan Representative (in such capacity, with its successors and assigns, and as more specifically defined below, the “Term Loan Representative”) for the Term Loan Secured Parties (as defined below), each of the Loan Parties (as defined below) party hereto, and Banco Santander, S.A. New York Branch, as administrative agent under the Existing Term Loan Credit Agreement (as defined below).

WHEREAS, SOLARIS ENERGY INFRASTRUCTURE, LLC, a Delaware limited liability company (“Lead Borrower”), the subsidiaries of Lead Borrower which are Loan Parties, certain financial institutions and other entities as the ABL Creditors (as defined below) and the ABL Representative are parties to that certain Loan, Security and Guaranty Agreement dated as of the date hereof (as amended, supplemented or modified from time to time in accordance with the terms thereof, the “Existing ABL Credit Agreement”), pursuant to which the ABL Creditors have agreed to make loans and extend other financial accommodations to the Loan Parties, and such loans and other financial accommodations are guaranteed by all of the Loan Parties;

WHEREAS, Lead Borrower, the subsidiaries of Lead Borrower which are Loan Parties, certain financial institutions and other entities as the Term Loan Creditors (as defined below), Banco Santander, S.A., New York Branch, as administrative agent for the Term Loan Creditors, and the Term Loan Representative, as collateral agent for the Term Loan Creditors, are parties to that certain Senior Secured Term Loan Agreement dated as of September 11, 2024 (as amended, supplemented or modified from time to time in accordance with the terms thereof, the “Existing Term Loan Credit Agreement”), pursuant to which the Term Loan Creditors have agreed to make term loans to Lead Borrower, and such term loans are guaranteed by all of the Loan Parties;

WHEREAS, the Loan Parties have granted to the ABL Representative security interests in the ABL Collateral as security for payment and performance of the ABL Obligations;

WHEREAS, the Loan Parties have granted to the Term Loan Representative security interests in the Term Loan Collateral as security for payment and performance of the Term Loan Obligations; and

WHEREAS, Lead Borrower, the other Loan Parties, the ABL Representative and the Term Loan Representative desire to enter into this Agreement to establish the relative priorities with respect to payment of the Secured Obligations (as defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

1.	Definitions; Rules of Construction.

1.01 UCC Definitions. The following terms which are defined in the Uniform Commercial Code are used herein as so defined: “Account,” “Chattel Paper,” “Commercial Tort Claims,” “Commodity Account,” “Commodity Contract,” “Deposit Accounts,” “Documents, Equipment,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter of Credit,” “Letter of Credit Rights,” “Payment Intangibles,” “Records” and “Supporting Obligations.”

1.02 Defined Terms. The following terms, as used herein, have the following meanings:

“ABL Agreement” means the collective reference to (a) the Existing ABL Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, (b) [reserved] and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole the indebtedness and other obligations outstanding under the Existing ABL Credit Agreement (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility or otherwise) or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Agreement hereunder (a “Replacement ABL Agreement”); provided, that in the case of clause (c), such agreement shall only constitute an “ABL Agreement” herein if the indebtedness to be incurred thereunder would be permitted by the then existing Term Loan Documents. Any reference to the ABL Agreement hereunder shall be deemed a reference to any ABL Agreement then extant.

“ABL Collateral” means all assets, whether now owned or hereafter acquired by any Loan Party, in which a Lien is granted or purported to be granted at any time to any ABL Secured Party as security for any ABL Obligation (including, but not limited to, Accounts, Payment Intangibles, Rental Receivables, Inventory, Chattel Paper, Deposit Accounts, Securities Accounts, cash or cash equivalents, tax refunds, business interruption insurance proceeds and accessions to, substitutions for, and replacements, Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts, and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing, and all other assets of each Loan Party now or hereafter as set forth in the ABL Security Documents).

“ABL Creditors” means, collectively, the “Lenders” and the “Secured Parties”, each as defined in the ABL Agreement.

“ABL Declined Lien” has the meaning set forth in Section 2.04(a).

“ABL DIP Financing” has the meaning set forth in Section 5.02(a).

“ABL Documents” means the ABL Agreement, each ABL Security Document, each ABL Guarantee and each other “Loan Document” as defined in the ABL Agreement.

“ABL Guarantee” means any guarantee by any Loan Party of all or any portion of the ABL Obligations.

“ABL Lenders” means, collectively, the “Lenders” as defined in the ABL Agreement.

“ABL Lien” means any Lien created by the ABL Security Documents.

“ABL Obligations” means (a) all principal of and interest (including without limitation any Post- Petition Interest), fees and premium (if any) on all loans made pursuant to the ABL Agreement or any ABL DIP Financing by the ABL Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the ABL Agreement, (c) [reserved], (d) all Banking Services Obligations and (e) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the ABL Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any

Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“ABL Obligations Cap Amount” means on any date the greater of (a) $82,500,000, and (b) the borrowing base available under such ABL Agreement (so long as the borrowing base (including advance rates and eligibility criteria) is usual and customary for asset based lenders by commercial banks).

“ABL Obligations Payment Date” means the first date on which (a) the ABL Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the ABL Documents), (b) all commitments to extend credit under the ABL Documents have been terminated (provided that the foregoing does not include Banking Services Obligations), (c) there are no outstanding Banking Services Obligations or letters of credit or similar instruments issued under or secured by the ABL Documents (other than such as have been cash collateralized, defeased or other arrangements have been made in accordance with the terms of the ABL Documents), and (d) so long as the Term Loan Obligations Payment Date shall not have occurred, the ABL Representative has delivered a written notice to the Term Loan Representative stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the ABL Secured Parties, which notice shall be delivered by the ABL Representative to the Term Loan Representative promptly after the occurrence of the events described in clauses (a), (b) and (c) (but without liability for any failure to so deliver such notice).

“ABL Priority Collateral” means all Collateral consisting of the following:

(1) all Accounts, all Payment Intangibles and all Rental Receivables;

(2) all Inventory (excluding Services Equipment) and all Spare Parts;

(3) all Chattel Paper and customer contracts;

(4) all Specified ABL Facility Priority Collateral;

(5) all tax refunds and all proceeds of business interruption insurance;

(6) all Deposit Accounts with any bank or other financial institution (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto) other than (i) any Deposit Account established solely to hold the identifiable Proceeds of Term Loan Priority Collateral, and (ii) the Restricted Account;

(7) all Securities Accounts with any securities intermediary (including any and all Investment Property and all funds or other property held therein or credited thereto) other than any Securities Account established solely to hold the identifiable Proceeds of Term Loan Priority Collateral;

(8) all Commodity Accounts with any commodity intermediary (including any and all Commodity Contracts held therein or credited thereto);

(9) all accessions to, substitutions for and replacements of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(10) to the extent not otherwise included, all Proceeds (including without limitation all insurance proceeds), Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that, (x) any Collateral, regardless of type, received in exchange for ABL Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the ABL Agreement and this Agreement shall be treated as ABL Priority Collateral under this Agreement, the Term Loan Security Documents and the ABL Security Documents and (y) any Collateral of the type that constitutes ABL Priority Collateral, if received in exchange for Term Loan Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the Term Loan Credit Agreement and this Agreement, shall be treated as Term Loan Priority Collateral under this Agreement, the Term Loan Security Documents and the ABL Security Documents; provided, further, that (a) ABL Priority Collateral shall exclude, however, (i) all Term Loan Priority Collateral (other than Term Loan Priority Collateral which is treated as ABL Priority Collateral as set forth in clause (x) above) and (ii) any equity interests in any Subsidiaries of the Lead Borrower, (b) Term Loan Priority Collateral shall exclude all ABL Priority Collateral (other than ABL Priority Collateral that is treated as Term Loan Priority Collateral as set forth in subclause (y) above), and (c) all Rental Receivables and the cash proceeds thereof shall constitute ABL Priority Collateral and not the Proceeds of, or otherwise constitute, Term Loan Priority Collateral. The ABL Priority Collateral shall also include any assets that, but for the application of Section 552 of the Bankruptcy Code, would constitute ABL Priority Collateral.

“ABL Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement ABL Agreement, the ABL Representative shall be the Person identified as such in such Agreement.

“ABL Secured Parties” means the ABL Representative, the ABL Creditors and any other holders of the ABL Obligations.

“ABL Security Documents” means the “Security Documents” as defined in the ABL Agreement, and any other documents that are designated under the ABL Agreement as “ABL Security Documents” for purposes of this Agreement.

“Access Period” means, with respect to each parcel or item of Term Loan Priority Collateral, the period, following the commencement of any Enforcement Action, which begins on the earlier of (a) the day on which the ABL Representative provides the Term Loan Representative with the notice of its election to request access to or use such parcel or item of Term Loan Priority Collateral pursuant to Section 3.04(c) and (b) the fifth Business Day after the Term Loan Representative provides the ABL Representative with notice that the Term Loan Representative (or its agent) has obtained possession or control of such parcel or item of Term Loan Priority Collateral and ends on the earliest of (i) the day which is 180 days after the date (the “Initial Access Date”) on which the ABL Representative initially obtains the ability to take physical possession of, remove or otherwise control physical access to, or actually uses, such parcel or item of Term Loan Priority Collateral plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to ABL Priority Collateral, (ii) the ABL Obligations Payment Date and (iii) the date on which the default which resulted in such Enforcement Action has been cured or waived in writing.

“Additional Term Loan Credit Agreement” means any agreement evidencing Term Loan Obligations that is (i) designated as an “Additional Term Loan Credit Agreement” by the Lead Borrower in a writing delivered to the ABL Representative and the Term Loan Representative and (ii) permitted to be incurred by the terms of the ABL Documents and Term Loan Documents then extant and is permitted by said Agreements to be subject to the provisions of this Agreement as Term Loan Obligations.

“Banking Services Obligations” means all obligations and liabilities of a Loan Party in respect of “Bank Products” as defined in the ABL Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” means, collectively, all ABL Collateral and all Term Loan Collateral.

“Common Collateral” means all Collateral that constitutes both ABL Collateral and Term Loan Collateral.

“Copyright Licenses” means any and all agreements granting any right in, to or under Copyrights (whether a Loan Party is licensee or licensor thereunder).

“Copyrights” means all United States, state and foreign copyrights, including but not limited to copyrights in software and databases, and all “Mask Works” (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force, and with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, (v) all licenses, claims, damages and proceeds of suit arising therefrom, and (vi) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

“Designation” has the meaning set forth in Section 10.05(b).

“Enforcement Action” means, with respect to the ABL Obligations or the Term Loan Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the ABL Documents or the Term Loan Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, in each case in accordance with the terms of the ABL Documents or the Term Loan Documents, as applicable, but in all cases excluding the imposition of default interest or cash dominion (except following the occurrence and during the continuance of an Event of Default under the ABL Documents and suspension of the revolving commitments in connection therewith, until such time as no suspension of the revolving commitments in connection therewith or with any other Event of Default is in effect) pursuant to the terms of the ABL Documents, with respect to Accounts or monies deposited from time to time in Deposit Accounts or Securities Accounts.

“Excess ABL Obligations” means any aggregate principal amount of the “Loans” (as defined in the ABL Agreement) in excess of the ABL Obligations Cap Amount (except as permitted in Section 5.02(a)). Notwithstanding anything to the contrary in this Agreement or otherwise, any Banking Services Obligations, any reimbursement obligations in respect of expenses and any fees and interest shall not constitute Excess ABL Obligations, regardless of whether any such amounts are added to the principal balance of the loans pursuant to the terms of the ABL Documents. Nothing in this definition shall apply to, impair or have any effect whatsoever on, the obligations of any Loan Party owing to (x) the ABL Representative and/or any ABL Creditors under the ABL Documents or (y) the Term Loan Representative or the Term Loan Creditors under the Term Loan Documents.

“Existing ABL Credit Agreement” has the meaning set forth in the recitals hereto.

“Existing Term Loan Credit Agreement” has the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Intellectual Property” means, collectively, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses.

“Junior Collateral” means with respect to any Junior Secured Party, any Collateral on which it has a Junior Lien.

“Junior Documents” means, collectively, with respect to any Junior Obligations, any provision pertaining to such Junior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.

“Junior Enforcement Date” means, with respect to any Junior Representative, the date which is 180 days after the occurrence of both (a) an Event of Default (under and as defined in any Junior Document for which such Junior Representative has been named as Representative) and (b) the Senior Representative’s and each other Representative’s receipt of written notice from such Junior Representative that (i) an Event of Default (under and as defined in any Junior Document for which such Junior Representative has been named as Representative) has occurred and is continuing and (ii) the Junior Obligations of the series with respect to which such Junior Representative is the Junior Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Document; provided, that the Junior Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to the Senior Representative in respect of its Junior Collateral (I) at any time the Senior Representative has commenced and is diligently pursuing any enforcement action with respect to its Senior Collateral or (II) at any time the Loan Party which has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding.

“Junior Liens” means (a) with respect to any ABL Priority Collateral, all Liens securing the Term Loan Obligations and (b) with respect to any Term Loan Priority Collateral, all Liens securing the ABL Obligations.

“Junior Obligations” means (a) with respect to any ABL Priority Collateral, all Term Loan Obligations and (b) with respect to any Term Loan Priority Collateral, all ABL Obligations.

“Junior Representative” means (a) with respect to any ABL Obligations or any ABL Priority Collateral, the Term Loan Representative and (b) with respect to any Term Loan Obligations or any Term Loan Priority Collateral, the ABL Representative.

“Junior Secured Parties” means (a) with respect to the ABL Priority Collateral, all Term Loan Secured Parties and (b) with respect to the Term Loan Priority Collateral, all ABL Secured Parties.

“Junior Security Documents” means with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.

“Lead Borrower” has the meaning set forth in the first WHEREAS clause above.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, assignation, debenture, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Priority” means with respect to any Lien of the ABL Representative or Term Loan Representative in the Common Collateral, the order of priority of such Lien specified in Section 2.01.

“Loan Documents” means, collectively, the ABL Documents and the Term Loan Documents.

“Loan Party” means Lead Borrower and each direct or indirect affiliate or shareholder (or equivalent) of Lead Borrower or any of its affiliates that is now or hereafter becomes a party to any ABL Document and the Term Loan Documents. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Patent License” means all agreements granting any right in, to, or under Patents (whether any Loan Party is licensee or licensor thereunder).

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, now or hereafter in force, and with respect to any and all of the foregoing, (i) all applications therefore, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Priority Collateral” means the ABL Priority Collateral or the Term Loan Priority Collateral, as applicable.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Common Collateral, and (b) whatever is recoverable or recovered when any Common Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Purchase Event” has the meaning set forth in Section 7.01(a).

“Purchase Notice” has the meaning set forth in Section 7.01(a).

“Purchase Option Notice” has the meaning set forth in Section 7.01(a).

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral.

“Rental Receivables” means all obligations and payments owing from the Loan Parties’ customers for the use, rental, lease or license of Term Loan Priority Collateral.

“Replacement ABL Agreement” has the meaning set forth in the definition of “ABL Agreement.”

“Replacement Term Loan Credit Agreement” has the meaning set forth in the definition of “Term Loan Credit Agreement.”

“Representatives” means the Senior Representative and the Junior Representative.

“Restricted Account” means that certain “Funded CapEx Account” under and as defined in the Existing Term Loan Credit Agreement, which shall be maintained at all times with Bank of America, N.A. As of the date hereof, the Restricted Account is the deposit account maintained by the Borrower ending with account number x1931.

“Secured Obligations” means the ABL Obligations and the Term Loan Obligations.

“Secured Parties” means the ABL Secured Parties and the Term Loan Secured Parties.

“Security Documents” means, collectively, the ABL Security Documents and the Term Loan Security Documents.

“Senior Collateral” means with respect to any Senior Secured Party, any Collateral on which it has a Senior Lien.

“Senior Documents” means, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.

“Senior Liens” means (a) with respect to the ABL Priority Collateral, all Liens securing the ABL Obligations and (b) with respect to the Term Loan Priority Collateral, all Liens securing the Term Loan Obligations.

“Senior Obligations” means (a) with respect to any ABL Priority Collateral, all ABL Obligations and (b) with respect to any Term Loan Priority Collateral, all Term Loan Obligations.

“Senior Obligations Payment Date” means (a) with respect to ABL Obligations, the ABL Obligations Payment Date and (b) with respect to any Term Loan Obligations, the Term Loan Obligations Payment Date.

“Senior Representative” means (a) with respect to any ABL Priority Collateral, the ABL Representative and (b) with respect to any Term Loan Priority Collateral, the Term Loan Representative.

“Senior Secured Parties” means (a) with respect to the ABL Priority Collateral, all ABL Secured Parties and (b) with respect to the Term Loan Priority Collateral, all Term Loan Secured Parties.

“Senior Security Documents” means with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.

“Services Equipment” means (a) goods consisting of materials handling equipment, sand loading systems, proppant management tanks, fluids management tanks, power generators and mobile power units that have been acquired or manufactured or otherwise assembled by a Loan Party and held for use in providing services to customers or lease to customers, (b) vehicles or trailers, and (c) all accessions to the foregoing, in each case, excluding Spare Parts prior to attachment thereto.

“Spare Parts” means parts, components, units, machinery, materials, tools or other work-in-process that are held by a Loan Party for use or consumption in such Loan Party’s business (including in its manufacturing business), including, without limitation, any of the following items: pumps, blenders, data systems, valves, racks, engines, motors, cooling systems, radiators, transmissions, tanks, reservoirs, filters, pipes, driveshafts, drivelines, hoses, batteries, fuel tanks, clamps, couplings, converters, lube systems, fire suppression systems, hydraulic kits, hydration units, gearboxes, gaskets, fans, sensors, cables, packing materials, coils, lamps, augers, sleeves, pulleys, seals, ratchets, fluid ends, seats, fasteners, anchors, lights, alternators, clutches, trailers, covers, but excluding, in the case of each of the foregoing, any such items that, as a result of the manufacture or assembly thereof, constitute Services Equipment, or that are physically attached to any Services Equipment.

“Specified ABL Facility Priority Collateral” means all Letter of Credit Rights, Documents, Instruments, Investment Property and General Intangibles pertaining to the property described in clauses (1) through (3) of the definition of ABL Facility Priority Collateral.

“Specified Term Loan Priority Collateral” means all Letter of Credit Rights, Documents, Instruments, Investment Property and General Intangibles, other than Specified ABL Facility Priority Collateral.

“Swap Obligations” means “Swap Obligations” as defined in the ABL Agreement.

“Term Loan Credit Agreement” means the collective reference to (a) the Existing Term Loan Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, (b) any Additional Term Loan Credit Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Term Loan Credit Agreement, any Additional Term Loan Credit Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Credit Agreement hereunder (a “Replacement Term Loan Credit Agreement”); provided, that in the case of clauses (b) and (c), such agreement shall only constitute a “Term Loan Credit Agreement” herein if permitted by the then-existing ABL Documents. Any reference to the Term Loan Credit Agreement hereunder shall be deemed a reference to any Term Loan Credit Agreement then extant.

“Term Loan Collateral” means all assets, whether now owned or hereafter acquired by any Loan Party, in which a Lien is granted or purported to be granted to any Term Loan Secured Party as security for any Term Loan Obligation and all Proceeds of any of the foregoing (including insurance proceeds).

“Term Loan Creditors” means the “Lenders” and the “Secured Parties”, each as defined in the Term Loan Documents, or any other Persons that are designated under the Term Loan Documents as the “Secured Parties” or “Term Loan Creditors” for purposes of this Agreement (including Banco Santander, S.A., New York Branch, as administrative agent).

“Term Loan Declined Lien” has the meaning set forth in Section 2.04(b).

“Term Loan DIP Financing” has the meaning set forth in Section 5.02(b).

“Term Loan Documents” means each Term Loan Credit Agreement, each Term Loan Security Document, each Term Loan Guarantee and each other “Loan Document” as defined in the Term Loan Credit Agreement.

“Term Loan Guarantee” means any guarantee by any Loan Party of any or all of the Term Loan Obligations.

“Term Loan Lien” means any Lien created by the Term Loan Security Documents.

“Term Loan Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest), fees and premium (if any) on all indebtedness under the Term Loan Credit Agreement or any Term Loan DIP Financing by the Term Loan Creditors, and (b) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Term Loan Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any ABL Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Term Loan Obligations Payment Date” means the first date on which (a) the Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full, (b) all commitments to extend credit under the Term Loan Documents have been terminated, and (c) so long as the ABL Obligations Payment Date shall not have occurred, the Term Loan Representative has delivered a written notice to the ABL Representative stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Term Loan Secured Parties.

“Term Loan Priority Collateral” means all Term Loan Collateral (including, without limitation, Specified Term Loan Priority Collateral), other than ABL Priority Collateral; provided, however, “Term Loan Priority Collateral” shall not include (a) Proceeds from the disposition of any Term Loan Priority Collateral permitted by the Term Loan Credit Agreement to the extent such Proceeds are not required to be applied to the mandatory prepayment of the Term Loan Obligations pursuant to the Term Loan Documents, unless such Proceeds either (x) arise from a disposition of Term Loan Priority Collateral resulting from an

Enforcement Action taken by the Term Loan Secured Parties permitted by this Agreement or (y) are deposited in a segregated cash collateral account with the Term Loan Representative (in its capacity as Term Loan Representative under the Term Loan Documents) to the extent required by the Term Loan Documents and (b) Rental Receivables and the cash proceeds thereof. The Term Loan Priority Collateral shall also include any assets that, but for the application of Section 552 of the Bankruptcy Code, would constitute Term Loan Priority Collateral.

“Term Loan Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Term Loan Credit Agreement, the Term Loan Representative shall be the Person identified as such in such Agreement.

“Term Loan Secured Parties” means the Term Loan Representative, the Term Loan Creditors and any other holders of the Term Loan Obligations.

“Term Loan Security Documents” means the “Security Documents” as defined in the Term Loan Credit Agreement and any documents that are designated under the Term Loan Credit Agreement as “Term Loan Security Documents” for purposes of this Agreement.

“Trade Secret Licenses” means any and all agreements granting any right in or to Trade Secrets (whether a Loan Party is licensee or licensor thereunder).

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, now or hereafter in force, owned or used in, or contemplated at any time for use in, the business of any Loan Party, including with respect to any and all of the foregoing: (i) all documents and things embodying, incorporating, or referring in any way thereto, (ii) all rights to sue for past, present and future infringement thereof, (iii) all licenses, claims, damages, and proceeds of suit arising therefrom, and (iv) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other dispositions thereof.

“Trademark Licenses” means any and all agreements granting any right in or to Trademarks (whether a Loan Party is licensee or licensor thereunder).

“Trademarks” means all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, now or hereafter in force, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) the goodwill of the business symbolized thereby, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vi) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license assignment or other disposition thereof.

“Unasserted Contingent Obligations” means, at any time, ABL Obligations or Term Loan Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any ABL Obligation or Term Loan Obligation, as applicable, and (b) with respect to ABL Obligations contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit and in respect of Bank Products) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of ABL Obligations or Term Loan Obligations, as applicable, for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other applicable jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

1.03 Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

2.	Lien Priority.

2.01 Lien Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral and notwithstanding any provision of the UCC, any applicable law, any Security Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral hereby agrees that:

(a) any Senior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b) any Junior Lien in respect of such Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Collateral.

(c) All Liens on the Common Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Junior Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Lead Borrower, any Loan Party or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

2.02 Prohibition on Contesting Liens. In respect of any Collateral, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Collateral agrees that it shall not, and hereby waives any right to:

(a) contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Collateral; or

(b) demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Collateral or the Senior Liens on such Collateral, except to the extent that such rights are expressly granted in this Agreement.

Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the ABL Documents or Term Loan Documents, as applicable.

2.03 Nature of Obligations.

(a) The ABL Representative on behalf of itself and the other ABL Secured Parties acknowledges that Term Loan Obligations may be replaced or refinanced subject to Section 6.01 without notice to or consent by the ABL Secured Parties and without affecting the provisions hereof.

(b) The Term Loan Representative on behalf of itself and the other Term Loan Secured Parties acknowledges that a portion of the ABL Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced subject to Section 6.02, in each event, without notice to or consent by the Term Loan Secured Parties and without affecting the provisions hereof.

(c) The Lien Priorities provided in Section 2.01 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the Term Loan Obligations, or any portion thereof.

2.04 No New Liens.

(a) Until the ABL Obligations Payment Date, no Term Loan Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the ABL Representative under the ABL Documents, subject to the Lien Priority set forth herein; provided, however, notwithstanding anything to the contrary contained in the foregoing, this Section 2.04(a) will not be violated if the ABL Representative is given a reasonable opportunity to accept a Lien on such assets and the ABL Representative expressly declines to accept a Lien on such assets in writing (any such declined Lien, an “ABL Declined Lien”); provided, further, that the ABL Representative shall have the right, at any time after so declining any such Lien, to rescind such written declination and require such assets to be made subject to the Lien of the ABL Representative under the ABL Documents, subject to the Lien

Priority set forth herein, within a time period reasonably determined by the ABL Representative. Other than with respect to any ABL Declined Lien, if any Term Loan Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the ABL Representative under the ABL Documents, subject to the Lien Priority set forth herein, then the Term Loan Representative (or the relevant Term Loan Secured Party) shall, without the need for any further consent of any other Term Loan Secured Party and notwithstanding anything to the contrary in any other Term Loan Document be deemed to also hold and have held such Lien (other than any such Lien that would constitute an ABL Declined Lien) for the benefit of the ABL Representative as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the ABL Representative in writing of the existence of such Lien.

(b) Until the Term Loan Obligations Payment Date, no ABL Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Loan Representative under the Term Loan Documents, subject to the Lien Priority set forth herein; provided, however, notwithstanding anything to the contrary contained in the foregoing, this Section 2.04(b) will not be violated if the Term Loan Representative is given a reasonable opportunity to accept a Lien on such assets and the Term Loan Representative expressly declines to accept a Lien on such assets in writing (any such declined Lien, a “Term Loan Declined Lien”); provided, further, that the Term Loan Representative shall have the right, at any time after so declining any such Lien, to rescind such written declination and require such assets to be made subject to the Lien of the Term Loan Representative under the Term Loan Documents, subject to the Lien Priority set forth herein, within a time period reasonably determined by the Term Loan Representative. Other than with respect to any Term Loan Declined Lien, if any ABL Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any ABL Obligation which assets are not also subject to the Lien of the Term Loan Representative under the Term Loan Documents, subject to the Lien Priority set forth herein, then the ABL Representative (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such Lien (other than any such Lien that would constitute a Term Loan Declined Lien) for the benefit of the Term Loan Representative as security for the Term Loan Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Loan Representative in writing of the existence of such Lien.

2.05 Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Security Documents and the Term Loan Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Term Loan Obligations are fundamentally different from the ABL Obligations and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Loan Secured Parties in respect of the Common Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Loan Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and Term Loan Obligation claims against the Loan Parties (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Loan Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties)), the ABL Secured Parties or the Term Loan Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from each pool of Priority Collateral for each of the ABL

Secured Parties and the Term Loan Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

2.06 Agreements Regarding Actions to Perfect Liens.

(a) Each Representative agrees on behalf of itself and its Secured Parties that any Security Documents in favor of or for the benefit of such Representative shall contain the following notation: “Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to [Representative] on the [ABL / Term Loan] Priority Collateral (as defined in the Intercreditor Agreement referred to below) pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the [ABL / Term Loan] Secured Parties (as defined in the Intercreditor Agreement referred to below) in the [ABL / Term Loan] Priority Collateral and (ii) the exercise of any right or remedy by the [Representative] hereunder with respect to the [ABL / Term Loan] Priority Collateral is subject to the limitations and provisions contained in the Intercreditor Agreement dated as of October 2, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Siver Point Finance, LLC, as Term Loan Representative for the Term Loan Secured Parties, Bank of America, N.A., as ABL Representative for the ABL Secured Parties, the Borrower, the other Loan Parties party thereto and each other representative from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) Each of the ABL Representative and the Term Loan Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over, or it is noted as a lienholder on any certificate of title for, Common Collateral pursuant to the ABL Security Documents or the Term Loan Security Documents, as applicable, such possession or control (or lienholder notation) is also for the benefit of the Term Loan Representative and the other Term Loan Secured Parties or the ABL Representative and the other ABL Secured Parties, as applicable, as non-fiduciary agent and gratuitous bailee for such Representative and Secured Parties solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the ABL Representative or the Term Loan Representative (or any third party acting on either such Person’s behalf) with respect to such Common Collateral or provide the Term Loan Representative, any other Term Loan Secured Party, the ABL Representative or any other ABL Secured Party, as applicable, with any rights with respect to such Common Collateral beyond those specified in this Agreement, the ABL Security Documents and the Term Loan Security Documents, as applicable, provided that subsequent to the occurrence of the ABL Obligations Payment Date (so long as the Term Loan Obligations Payment Date shall not have occurred), the ABL Representative shall (i) deliver to the Term Loan Representative, at the Loan Parties’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Term Loan Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; provided, further, that subsequent to the occurrence of the Term Loan Obligations Payment Date (so long as the ABL Obligations Payment Date shall not have occurred), the Term Loan Representative shall (i) deliver to the ABL Representative, at the Loan Parties’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the ABL Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Secured Parties and the Term Loan Secured Parties and shall not impose on the ABL Secured Parties or the Term Loan Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party. Prior to the Senior Obligations Payment Date, each Representative will cooperate to deliver any possessory Common Collateral to the relevant Senior Representative.

2.07 Failure to Notify of Payment Date. Notwithstanding anything to the contrary set forth in this Agreement, if at any date the events described in clauses (a), (b) and (c) of the defined term “ABL Obligations Payment Date” (other than with respect to Unasserted Contingent Obligations) shall have occurred, the Term Loan Representative on behalf of itself and the other Term Loan Secured Parties shall have the right to take any Enforcement Action with respect to the ABL Priority Collateral; provided that the Term Loan Representative on behalf of itself and the other Term Loan Secured Parties hereby acknowledges and agrees that any proceeds of the ABL Priority Collateral received after such date shall be applied in accordance with Section 4.01(a) until the ABL Obligations Payment Date.

3.	Enforcement Rights.

3.01 Exclusive Enforcement. Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to the Senior Collateral, without any consultation with or consent of any Junior Secured Party, but subject to the proviso set forth in Section 5.01; provided that, nothing contained herein shall be construed as preventing any Junior Secured Party from taking any action which is reasonably necessary to (i) perfect the Junior Liens upon the Common Collateral (other than by possession or “control” (within the meaning of the Uniform Commercial Code)) or (ii) prove, preserve or protect (but not enforce) the Junior Liens upon the Senior Collateral, so long as such action would not, in any case, adversely affect any Senior Lien. Notwithstanding any provision in this Agreement to the contrary, (i) the Term Loan Secured Parties shall have the right to make a bid for the purchase of the ABL Priority Collateral in any Insolvency Proceeding, provided that any such bid may not include a “credit bid” in respect of Term Loan Obligations unless the cash proceeds of such bid (or otherwise available funds) are otherwise sufficient to result in the payment in cash in full (or cash collateralization or defeasance in accordance with the terms of the ABL Documents) of the ABL Obligations (other than those that constitute Unasserted Contingent Obligations) and such proceeds and/or otherwise available funds are so applied upon the consummation thereof and (ii) the ABL Secured Parties shall have the right to make a bid for the purchase of the Term Loan Collateral in any Insolvency Proceeding, provided that any such bid may not include a “credit bid” in respect of ABL Obligations unless the cash proceeds of such bid (or otherwise available funds) are otherwise sufficient to result in the payment in cash in full of the Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations) and such proceeds and/or otherwise available funds are so applied upon the consummation thereof.

3.02 Standstill and Waivers. Each Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred, but subject to the proviso set forth in Section 5.01:

(i) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(ii) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(iii) they have no right to (x) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral or (y) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right);

(iv) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral;

(v) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Senior Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral;

(vi) they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral;

and the Senior Representative and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Senior Collateral without any consultation with or the consent of any Junior Representative or any Junior Debt Party; provided, however, that

(A) in any Insolvency Proceeding commenced by or against the Lead Borrower or any other Loan Party, any Junior Representative may file a claim or statement of interest with respect to the Junior Debt Obligations under its Junior Documents,

(B) any Junior Representative may take any action (not adverse to the prior Liens on the Senior Collateral securing the Senior Obligations or the rights of the Senior Representative or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Senior Collateral,

(C) any Junior Representative and the Junior Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent permitted hereunder,

(D) the Junior Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties or the avoidance of any Junior Lien to the extent not inconsistent with the terms of this Agreement, and

(E) from and after the Junior Enforcement Date, the Junior Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to its Junior Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure).

In exercising rights and remedies with respect to the Senior Collateral, the Senior Representative and the Senior Secured Parties may enforce the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy laws of any applicable jurisdiction.

3.03 Judgment Creditors. Notwithstanding anything to the contrary set forth in this Agreement, any of the Term Loan Secured Parties or the ABL Secured Parties may file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Lead Borrower and its subsidiaries arising under either any Insolvency Proceeding, or applicable non- bankruptcy law, in each case to the extent not inconsistent with the terms of this Agreement. In the event that any Term Loan Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Liens and the ABL Obligations) to the same extent as all other Liens securing the Term Loan Obligations are subject to the terms of this Agreement. In the event that any ABL Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Liens and the Term Loan Obligations) to the same extent as all other Liens securing the ABL Obligations are subject to the terms of this Agreement.

3.04 Cooperation; Sharing of Information and Access.

(a) The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that each of them shall take such actions as the ABL Representative shall reasonably request in connection with the exercise by the ABL Secured Parties of their rights set forth herein in respect of the ABL Priority Collateral. The ABL Representative, on behalf of itself and the other ABL Secured Parties, agrees that each of them shall take such actions as the Term Loan Representative shall reasonably request in connection with the exercise by the Term Loan Secured Parties of their rights set forth herein in respect of the Term Loan Priority Collateral.

(b) In the event that the ABL Representative shall, in the exercise of its rights under the ABL Security Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to the Term Loan Priority Collateral, the ABL Representative shall promptly notify the Term Loan Representative of such fact and, upon request from the Term Loan Representative and as promptly as practicable thereafter, either make available to the Term Loan Representative such books and records for inspection and duplication or provide to the Term Loan Representative copies thereof. In the event that the Term Loan Representative shall, in the exercise of its rights under the Term Loan Security Documents or otherwise, receive possession or control of any books and records of any Loan Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the Term Loan Representative shall promptly notify the ABL Representative of such fact and, upon request from the ABL Representative and as promptly as practicable thereafter, either make available to the ABL Representative such books and records for inspection and duplication or provide the ABL Representative copies thereof. The Term Loan Representative hereby irrevocably grants the ABL Representative a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of the Term Loan Representative’s interest therein, exercisable without payment of royalty or other compensation, to use any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for the ABL Representative and ABL Secured Parties to collect, purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL Priority Collateral in connection with the liquidation, disposition or realization upon the ABL Priority Collateral and for the completion of work in process and jobs in progress in accordance with the terms and conditions of the ABL Security Documents and the other ABL Documents. The Term Loan Representative agrees that any sale, transfer or other disposition of any of the Loan Parties’ Intellectual Property (whether by foreclosure or otherwise) will be subject to the ABL Representative’s rights as set forth in this Section 3.04.

(c) If the Term Loan Representative, or any agent or representative of the Term Loan Representative, or any receiver, shall commence any Enforcement Action against any of the Term Loan Priority Collateral, or otherwise obtain possession or physical control of any of the Term Loan Priority Collateral in connection with an exercise of remedies, the Term Loan Representative shall notify the ABL Representative thereof in writing prior thereto or concurrently therewith, and the ABL Representative shall, within ten (10) Business Days thereafter, notify the Term Loan Representative in writing as to whether the ABL Representative desires to exercise access and use rights under this Agreement. In addition, if the ABL Representative, or any agent or representative of the ABL Representative, or any receiver, shall obtain possession or physical control of any of the Term Loan Priority Collateral in connection with an Enforcement Action, then the ABL Representative shall promptly notify the Term Loan Representative that the ABL Representative is exercising its access and use rights under this Agreement and its rights under Section 3.04 under either circumstance. Upon delivery of such notice by the ABL Representative to the Term Loan Representative, the parties shall confer in good faith to coordinate with respect to the ABL Representative’s exercise of such access and use rights, with such access and use rights to apply to any parcel or item of Term Loan Priority Collateral access to or use of which is reasonably necessary to enable the ABL Representative to (i) collect, process, handle, transport and/or deliver the ABL Priority Collateral, (ii) prepare such ABL Priority Collateral for sale, (iii) arrange or effect the sale of ABL Priority Collateral and/or (iv) complete work in process and jobs in progress, all in accordance with the manner in which such matters are completed in the ordinary course of business. Consistent with the definition of “Access Period,” access and use rights will apply to differing parcels or items of Term Loan Priority Collateral at differing times, in which case, a differing Access Period will apply to each such parcel or items. During any pertinent Access Period, the ABL Representative and its agents, representatives and designees shall have an irrevocable, nonexclusive right to have access to, and a rent-free right to use, the relevant parcel or item of the Term Loan Priority Collateral for the purposes described above. The ABL Representative shall take proper and reasonable care under the circumstances of any Term Loan Priority Collateral that is used by the ABL Representative during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Representative or its agents, representatives or designees and the ABL Representative shall comply with all applicable laws in all material respects in connection with its use or occupancy or possession of the ABL Priority Collateral. The ABL Representative shall indemnify and hold harmless the Term Loan Representative and the Term Loan Creditors for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the ABL Representative and the ABL Creditors will not be liable for any diminution in the value of Term Loan Priority Collateral caused by the absence of the ABL Priority Collateral therefrom. The ABL Representative and the Term Loan Representative shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Term Loan Representative to show the Term Loan Priority Collateral to prospective purchasers and to ready the Term Loan Priority Collateral for sale. Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Representative from exercising any of its rights hereunder, then the Access Period granted to the ABL Representative under this Section 3.04 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.04. The Term Loan Representative shall not foreclose or otherwise sell, remove or dispose of any of the Term Loan Priority Collateral during the Access Period with respect to such Collateral if such Collateral is reasonably necessary to enable the ABL Representative to exercise its access and use rights as described above. The Term Loan Representative agrees that any sale, transfer or other disposition of any of the Term Loan Priority Collateral (whether by foreclosure or otherwise) will be subject to the ABL Representative’s rights as set forth in this Section 3.04.

3.05 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.06 hereof, if any ABL Secured Party or Term Loan Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any ABL Secured Party or Term Loan Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or Term Loan Secured Party.

3.06 Actions Upon Breach.

(a) If any ABL Secured Party or Term Loan Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the ABL Representative or the Term Loan Representative, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party or Term Loan Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b) Should any ABL Secured Party or Term Loan Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any ABL Secured Party or Term Loan Secured Party (in its own name or in the name of the relevant Loan Party), as applicable, or the relevant Loan Party, may obtain relief against such ABL Secured Party or Term Loan Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the ABL Representative on behalf of each ABL Secured Party and the Term Loan Representative on behalf of each Term Loan Secured Party that (i) the ABL Secured Parties’ or Term Loan Secured Parties’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Secured Party or ABL Secured Party, as applicable, waives any defense that the Loan Parties and/or the Term Loan Secured Parties and/or ABL Secured Parties, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.

4.	Application of Proceeds of Senior Collateral; Dispositions and Releases of Lien; Notices and Insurance.

4.01 Application of Proceeds.

(a) Application of Proceeds of Collateral. The Senior Representative and Junior Representative hereby agree that all Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Collateral shall be applied, first, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action, second, to the payment of the Senior Obligations in accordance with the Senior Documents until the Senior Obligations Payment Date (other than, for the avoidance of doubt, Excess ABL Obligations), third, to the payment of the Junior Obligations in accordance with the terms thereof (other than, for the avoidance of doubt, Excess ABL Obligations), fourth, to the payment of any Excess ABL Obligations, and fifth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to the Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(c) Segregation of Collateral. Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable).

4.02 Releases of Liens.

(a) Upon any release, sale or disposition of Senior Collateral in connection with any Enforcement Action that results in the release of the Senior Lien on any Senior Collateral (other than, for the avoidance of doubt, the release of the Senior Lien upon the occurrence of the Senior Obligations Payment Date and not in connection with an Enforcement Action), (i) the Junior Lien on such Senior Collateral (excluding any portion of the proceeds of such Senior Collateral remaining after the Senior Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person, (ii) the Junior Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall request to evidence any release of the Junior Lien described in this Section 4.02(a), and (iii) the Junior Representative hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Representative and in the name of the Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.02(a), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.02(a), including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(b) To the extent a sale or disposition of Collateral is permitted by both the Senior Documents and the Junior Documents, upon any such sale or disposition of Senior Collateral that results in the release of the Senior Lien on any Senior Collateral (excluding any sale or other disposition pursuant to any Enforcement Action, which is covered by clause (a) above) (other than release of the Senior Lien due to the occurrence of the Senior Obligations Payment Date), (i) the Junior Lien on such Senior Collateral (excluding any portion of the proceeds of such Senior Collateral remaining after the Senior Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person, (ii) the Junior Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall request to evidence any release of the Junior Lien described in this Section 4.02(b), and (iii) the Junior Representative hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Representative and in the name of the Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.02(b), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.02(b), including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.03 Certain Notices; Insurance.

(a) [reserved].

(b) [reserved].

(c) Proceeds of Common Collateral include insurance proceeds and therefore the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Representative shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to ABL Priority Collateral and the Term Loan Representative shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to Term Loan Priority Collateral. The ABL Representative shall have the sole and exclusive right, as against the Term Loan Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Term Loan Representative shall have the sole and exclusive right, as against the ABL Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Loan Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Representative or the Term Loan Representative, as the case may be, and each of the Term Loan Representative and ABL Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.01.

(d) Notwithstanding anything to the contrary in the ABL Agreement or the Term Loan Credit Agreement, the parties hereby agree that in the event that a Recovery Event occurs and a Loan Party is required as a result to prepay or offer to prepay the ABL Obligations or the Term Loan Obligations, then such prepayments shall be made (i) in the case of a Recovery Event involving ABL Priority Collateral, first to the ABL Obligations and then to the Term Loan Obligations as provided in Section 4.01 and (ii) in the case of a Recovery Event involving Term Loan Priority Collateral, first to the Term Loan Obligations and then to the ABL Obligations as provided in Section 4.01.

5.	Insolvency Proceedings.

5.01 Filing of Motions. Until the Senior Obligations Payment Date has occurred, the Junior Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Junior Representative may (i) file a proof of claim in an Insolvency Proceeding, and (ii) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties on the Senior Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Junior Representative imposed hereby.

5.02 Financing Matters.

(a) If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the ABL Obligations Payment Date, and if the ABL Representative or the other ABL Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “ABL DIP Financing”), then the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that each Term Loan Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such ABL DIP Financing on the grounds of a failure to provide “adequate protection” for the Term Loan Representative’s Lien on the Term Loan Collateral to secure the Term Loan Obligations or on any other grounds and (b) will subordinate (and will be deemed hereunder to have subordinated) the Term Loan Liens on any ABL Priority Collateral (i) to such ABL DIP Financing on the same terms as the ABL Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the ABL Secured Parties and (iii) to any “carve-out” agreed to by the ABL Representative or the other ABL Secured Parties, so long as (x) the Term Loan Representative retains its Lien on the Term Loan Collateral to secure the Term Loan Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Term Loan Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such ABL DIP Financing is junior and subordinate to the Lien of the Term Loan Representative on the Term

Loan Priority Collateral, (y) all Liens on ABL Priority Collateral securing any such ABL DIP Financing shall be senior to or on a parity with the Liens of the ABL Representative and the ABL Lenders securing the ABL Obligations on ABL Priority Collateral and (z) if the ABL Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, and such replacement or adequate protection Lien is on any of the Term Loan Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the Term Loan Priority Collateral (the “Term Post-Petition Assets”) is junior and subordinate to the Lien in favor of the Term Loan Representative on the Term Loan Priority Collateral and (2) the Term Loan Representative also receives a replacement or adequate protection Lien on such Term Post-Petition Assets of the debtor to secure the Term Loan Obligations; provided that the aggregate principal amount of all ABL DIP Financings, together with the then outstanding principal amount of any “Loans” (as defined in the ABL Agreement) and the “LC Obligations” (as defined in the ABL Agreement) at such time, shall not exceed an amount equal to the greater of (A) 115% of the ABL Creditors’ “Commitments” (as defined in the ABL Agreement to the extent that such Commitments do not exceed the ABL Obligations Cap Amount prior to giving effect thereto) as of the date of filing the Insolvency Proceeding (without regard to any termination of the Commitments as a result of such Insolvency Proceeding or in connection with an exercise of remedies) or (B) the sum of the outstanding principal amount of all Loans and the LC Obligations outstanding under the ABL Agreement as of such date plus $20,000,000. In no event will any of the ABL Secured Parties seek to obtain a priming Lien on any of the Term Loan Priority Collateral, and nothing contained herein shall be deemed to be a consent by Term Loan Secured Parties to any adequate protection payments using Term Loan Priority Collateral.

(b) If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the Term Loan Obligations Payment Date, and if the Term Loan Representative or the other Term Loan Secured Parties desire to consent (or not object) or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “Term Loan DIP Financing”), then the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that each ABL Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to such Term Loan DIP Financing on the grounds of a failure to provide “adequate protection” for the ABL Representative’s Lien on the ABL Collateral to secure the ABL Obligations or on any other grounds and (b) will subordinate (and will be deemed hereunder to have subordinated) the ABL Liens on any Term Loan Priority Collateral (i) to such Term Loan DIP Financing on the same terms as the Term Loan Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Term Loan Secured Parties and (iii) to any “carve-out” agreed to by the Term Loan Representative or the other Term Loan Secured Parties, so long as (x) the ABL Representative retains its Lien on the ABL Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such Term Loan DIP Financing is junior and subordinate to the Lien of the ABL Representative on the ABL Priority Collateral, (y) all Liens on Term Loan Priority Collateral securing any such Term Loan DIP Financing shall be senior to or on a parity with the Liens of the Term Loan Representative and the Term Loan Lenders securing the Term Loan Obligations on Term Loan Priority Collateral and (z) if the Term Loan Representative receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the Term Loan Obligations, and such replacement or adequate protection Lien is on any of the ABL Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the ABL Priority Collateral (the “ABL Post-Petition Assets”) is junior and subordinate to the Lien in favor of the ABL Representative on the ABL Priority Collateral and (2) the ABL Representative also receives a replacement or adequate protection Lien on such ABL Post-Petition Assets of the debtor to secure the ABL Obligations; provided, that the aggregate principal amount of all Term Loan DIP Financings, together with the then outstanding principal amount of any “Loans” (as defined in the Term Loan Credit Agreement) at such time, shall not exceed the greater of (A) an amount equal to 115% of the outstanding principal amount of “Loans” (as defined in the Term Loan Credit Agreement) as of the date of filing the Insolvency Proceeding or (B) the outstanding principal amount of such “Loans” (as defined in the Term Loan Credit Agreement) as of such date plus $40,000,000. In no event will any of the Term Loan Secured Parties seek to obtain a priming Lien on any of the ABL Priority Collateral, and nothing contained herein shall be deemed to be a consent by the ABL Secured Parties to any adequate protection payments using ABL Priority Collateral.

(c) All Liens granted to the Term Loan Representative or the ABL Representative (and their respective Secured Parties) in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

5.03 Relief From the Automatic Stay. Until the ABL Obligations Payment Date, the Term Loan Representative agrees, on behalf of itself and the other Term Loan Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any ABL Priority Collateral, without the prior written consent of the ABL Representative. Until the Term Loan Obligations Payment Date, the ABL Representative agrees, on behalf of itself and the other ABL Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Term Loan Priority Collateral, without the prior written consent of the Term Loan Representative. In addition, neither the Term Loan Representative nor the ABL Representative shall seek any relief from the automatic stay with respect to any Common Collateral without providing 30 days’ prior written notice to the other, unless otherwise agreed by both the ABL Representative and the Term Loan Representative.

5.04 No Contest. The Junior Representative, on behalf of itself and the Junior Secured Parties, agrees that, prior to the Senior Obligations Payment Date, none of them shall contest (or support any other Person contesting) (a) any request by the Senior Representative or any Senior Secured Party for adequate protection of its interest in the Senior Collateral (unless in contravention of Section 5.02(a) or 5.02(b), as applicable), or (b) any objection by the Senior Representative or any Senior Secured Party to any motion, relief, action, or proceeding based on a claim by the Senior Representative or any Senior Secured Party that its interests in the Senior Collateral (unless in contravention of Section 5.02(a) or 5.02(b), as applicable) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Senior Representative as adequate protection of its interests are subject to this Agreement.

5.05 Avoidance Issues. If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because the payment of such amount was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.06 Asset Dispositions in an Insolvency Proceeding. Neither the Junior Representative nor any other Junior Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties and to have released their Liens on such assets.

5.07 Other Matters. To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Junior Collateral, the Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative; provided that if requested by the Junior Representative, the Senior Representative shall timely exercise such rights in the manner requested by the Junior Representative, including any rights to payments in respect of such rights.

5.08 Adequate Protection.

(a) The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, agrees that, prior to the ABL Obligations Payment Date, so long as the ABL Representative and the other ABL Secured Parties comply with Section 5.08(b), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the ABL Representative or the other ABL Secured Parties for adequate protection of its interest in the ABL Priority Collateral or any adequate protection provided to the ABL Representative or the other ABL Secured Parties, (ii) any objection by the ABL Representative or any other ABL Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the ABL Priority Collateral or (iii) the payment of interest, fees, expenses or other amounts to the ABL Representative or any other ABL Secured Party under Section 506(b) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.02 hereof. The Term Loan Representative, on behalf of itself and the other Term Loan Secured Parties, further agrees that, prior to the ABL Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the ABL Liens for costs or expenses of preserving or disposing of any ABL Priority Collateral. Subject to all other provisions of this Agreement, in any Insolvency Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes ABL Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any ABL DIP Financing or use of cash collateral, and the ABL Secured Parties do not object to the adequate protection being provided to them, then in connection with any such ABL DIP Financing or use of cash collateral the Term Loan Representative, on behalf of itself and any of the Term Loan Secured Parties, may, as adequate protection of their interests in the ABL Priority Collateral, seek or accept (and the ABL Representative and the ABL Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the ABL Obligations and such ABL DIP Financing on the same basis as the other Term Loan Liens on the ABL Priority Collateral are so subordinated to the ABL Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the ABL Secured Parties, provided, however, that the Term Loan Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Term Loan Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

(b) The ABL Representative, on behalf of itself and the other ABL Secured Parties, agrees that, prior to the Term Loan Obligations Payment Date, so long as the Term Loan Representative and the other Term Loan Secured Parties comply with Section 5.08(a), none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the Term Loan Representative or the other Term Loan Secured Parties for adequate protection of its interest in the Term Loan Priority Collateral or any adequate protection provided to the Term Loan Representative or the other Term Loan Secured Parties, (ii) any objection by the Term Loan Representative or any other Term Loan Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Term Loan Priority Collateral or (iii) the payment of interest, fees, expenses or other amounts to the Term Loan Representative or any other Term Loan Secured Party under Section 506(b) of the Bankruptcy Code or otherwise; provided that any action described in the foregoing clauses (i) and (ii) does not violate Section 5.02 hereof. The ABL Representative, on behalf of itself and the other ABL Secured Parties, further agrees that, prior to the Term Loan Obligations Payment Date, none of them shall assert or enforce any claim under Section 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Term Loan Liens for costs or expenses of preserving or disposing of any Term Loan Priority Collateral. Subject to all other provisions of this Agreement, in any Insolvency Proceeding, if the Term Loan Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral that constitutes Term Loan Priority Collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any Term Loan DIP Financing or use of cash collateral, and the Term Loan Secured Parties do not object to the adequate protection being provided to them, then in connection with any such Term Loan DIP Financing or use of cash collateral the ABL Representative, on behalf of itself and any of the ABL Secured Parties, may, as adequate protection of their interests in the Term Loan Priority Collateral, seek or accept (and the Term Loan Representative and the Term Loan Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the Term Loan Obligations and such Term Loan DIP Financing on the same basis as the other ABL Liens on the Term Loan Priority Collateral are so subordinated to the Term Loan Obligations under this Agreement and (y) superpriority claims junior in all respects to the superpriority claims granted to the Term Loan Secured Parties, provided, however, that the ABL Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the ABL Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

(c) In any Insolvency Proceeding, if the Junior Secured Parties (or any subset thereof) are granted adequate protection of their interest in Junior Collateral in the form of periodic cash payments of interest, fees, expenses or other amounts and, upon the effective date of any plan or the conclusion or dismissal of the applicable Insolvency Proceeding, the Senior Obligations Payment Date has not occurred, then the Junior Secured Parties will be required to remit to the Senior Representative (for application pursuant to Section 4.01) an amount equal to the lesser of (i) such adequate protection payments received by the Junior Secured Parties from the Senior Collateral and (ii) the amount necessary to cause the Senior Obligations Payment Date to occur.

5.09 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

6. Term Loan Documents and ABL Documents.

6.01 Amendments to Term Loan Documents. Each Loan Party and the Term Loan Representative, on behalf of itself and the Term Loan Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Term Loan Documents without the prior written consent of the ABL Representative that would (i) contravene the terms of this Agreement; (ii) increase the “Applicable Margin” (or similar component of the interest rate) or increase or add any recurring fees or recurring charges by more than 300 basis points in the aggregate from the rates set forth in the Term Loan Credit Agreement as in effect on the date hereof (excluding (A) increases resulting from application of any pricing grid set forth in the Term Loan Credit Agreement as in effect on the date hereof or changes in underlying reference rates not caused by an amendment, supplement, modification or refinancing of the Term Loan Credit Agreement (other than a benchmark replacement with a successor reference rate); (B) increases resulting from the accrual of interest or fees at the default rate therefor; and (C) one-time, non-recurring fees, whether payable at one time or in multiple installments, in connection with an amendment or waiver or similar agreement relating to the Term Loan Documents or customary one time fees in connection with any extension of any additional financing thereunder or refinancing thereof (including any upfront, commitment or arrangement fees); (iii) modify (or have the effect of a modification of) the mandatory redemption or mandatory prepayment provisions thereof (including excess cash flow recapture and scheduled amortization), in each case, in a manner that makes them more restrictive to the Loan Parties (taken as a whole) in any material respect; or (iv) directly restrict the Loan Parties from making payments of the ABL Obligations; provided that, for the avoidance of doubt, the foregoing clauses (ii) through (iii) shall not apply with respect to any Term Loan DIP Financing.

6.02 Amendments to ABL Documents. Each Loan Party and the ABL Representative, on behalf of itself and the ABL Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the ABL Documents without the prior written consent of the Term Loan Representative that would (i) contravene the terms of this Agreement; (ii) increase the “Applicable Margin” (or similar component of the interest rate) or increase or add any recurring fees or recurring charges by more than 300 basis points in the aggregate from the rates set forth in the ABL Agreement as in effect on the date hereof (excluding (A) increases resulting from application of any pricing grid set forth in the ABL Agreement as in effect on the date hereof or changes in underlying reference rates not caused by an amendment, supplement, modification or refinancing of the ABL Agreement (other than a benchmark replacement with a successor reference rate); (B) increases resulting from the accrual of interest or fees at the default rate therefor; (C) the addition of customary administrative agent fees in connection with any syndication of the ABL Obligations; and (D) one-time, non-recurring fees, whether payable at one time or in multiple installments, in connection with an amendment or waiver or similar agreement relating to the ABL Documents or customary one time fees in connection with any extension of any additional financing thereunder or refinancing thereof (including any upfront, commitment or arrangement fees); (iii) modify (or have the effect of a modification of) the mandatory redemption or mandatory prepayment provisions thereof, in each case, in a manner that makes them more restrictive to the Loan Parties (taken as a whole) in any material respect (excluding changes to “dominion” triggers or similar tests requiring prepayment of the loans under the ABL Agreement); (iv) cause the aggregate principal amount of “Loans” incurred or able to be incurred thereunder to exceed the ABL Obligations Cap Amount (subject to the second sentence of the definition of “Excess ABL Obligations” set forth herein); (v) [reserved]; or (vi) directly restrict the Loan Parties from making regularly scheduled principal and interest payments on the Term Loan Obligations otherwise permitted by the ABL Agreement on the date hereof; provided that, for the avoidance of doubt, the foregoing clauses (ii) through (v) shall not apply with respect to any ABL DIP Financing.

7. Purchase Options.

7.01 Notice of Exercise.

(a) (i) Upon the occurrence and during the continuance of any payment-related “Event of Default” or bankruptcy-related “Event of Default” under the ABL Documents or (ii) upon the occurrence of any other “Event of Default” under the ABL Documents, if such Event of Default described in this clause (ii) remains uncured or unwaived for at least thirty (30) consecutive days and the requisite ABL Lenders have not agreed to forbear from the exercise of remedies (each of the foregoing clauses, a “Purchase Event”), in each case, the ABL Representative shall promptly following the occurrence of any such Purchase Event, give the Term Loan Representative written notice thereof (“Purchase Option Notice”), and all or a portion of the Term Loan Creditors constituting the “Required Lenders” (as defined in the Term Loan Credit Agreement), acting as a single group shall have the option at any time upon ten (10) Business Days’ prior written notice (the “Purchase Notice”) to the ABL Representative to purchase all of the ABL Obligations from the ABL Secured Parties. Such notice from such Term Loan Creditors to the ABL Representative shall be irrevocable. The ABL Representative agrees that from and after the date that a Purchase Notice has been delivered to it in accordance with this Section 7.01(a), the ABL Representative shall not commence or continue any Enforcement Action in respect of the Collateral absent exigent circumstances (and other than the exercise of cash dominion). If, in contravention of the previous sentence, the ABL Representative commences or continues an Enforcement Action in respect of any Collateral after it has received a Purchase Notice, and if the Term Loan Creditors decide, in the exercise of their reasonable good faith judgement in consultation with the ABL Representative that such Enforcement Action will have or could reasonably be expected to have an adverse effect on a material portion of the Collateral or on the value to the Term Loan Creditors of the proposed purchase transaction, the Term Loan Creditors may, without prejudice to any other right or remedy of the Term Loan Creditors, by written notice to the ABL Representative, terminate their commitment to purchase the ABL Obligations and in such case the Term Loan Creditors shall have no further obligation to any ABL Creditors in respect of such commitment.

(b) (i) Upon the occurrence and during the continuance of any payment-related “Event of Default” or bankruptcy-related “Event of Default” under the Term Loan Documents or (ii) upon the occurrence of any other “Event of Default” under the Term Loan Documents, if such Event of Default described in this clause (ii) remains uncured or unwaived for at least thirty (30) consecutive days and the requisite Term Lenders have not agreed to forbear from the exercise of remedies, in each case, all or a portion of the ABL Creditors, acting as a single group, shall have the option at any time upon ten (10) Business Days’ prior written notice to the Term Loan Representative to purchase all of the Term Loan Obligations from the Term Loan Creditors. Such notice from such ABL Creditors to the Term Loan Representative shall be irrevocable. The Term Loan Representative agrees that from and after the date that a notice has been delivered to it in accordance with this Section 7.01(b), the Term Loan Representative shall not commence or continue any Enforcement Action in respect of the Collateral absent exigent circumstances. If, in contravention of the previous sentence, the Term Loan Representative commences or continues an Enforcement Action in respect of any Collateral after it has received a notice in accordance with this Section 7.01(b), and if the ABL Creditors decide, in the exercise of their reasonable good faith judgement in consultation with the Term Loan Representative that such Enforcement Action will have or could reasonably be expected to have an adverse effect on a material portion of the Collateral or on the value to the ABL Creditors of the proposed purchase transaction, the ABL

Creditors may, without prejudice to any other right or remedy of the ABL Creditors, by written notice to the Term Loan Representative, terminate their commitment to purchase the Term Loan Obligations and in such case the ABL Creditors shall have no further obligation to any Term Loan Creditors in respect of such commitment.

7.02 Purchase and Sale.

(a) On the date specified by the relevant Term Loan Creditors in the Purchase Notice contemplated by Section 7.01(a) above (which shall not be less than five (5) Business Days, nor more than fifteen (15) Business Days, after the receipt by the ABL Representative of the Purchase Notice), the ABL Lenders shall sell to the relevant Term Loan Creditors, and the relevant Term Loan Creditors shall purchase from the ABL Lenders, the ABL Obligations, provided that, the ABL Representative and the ABL Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the ABL Documents but shall not retain any rights to the security therefor.

(b) On the date specified by the relevant ABL Creditors in the notice contemplated by Section 7.01(b) above (which shall not be less than ten (10) Business Days, nor more than forty- five (45) calendar days, after the receipt by the Term Loan Representative of the notice of the relevant ABL Creditor’s election to exercise such option), the Term Loan Creditors shall sell to the relevant ABL Creditors, and the relevant ABL Creditors shall purchase from the Term Loan Creditors, the Term Loan Obligations, provided that, the Term Loan Representative and the Term Loan Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the Term Loan Documents but shall not retain any rights to the security therefor.

(c) To the extent that both the Term Loan Creditors have exercised their rights under Section 7.02(a) and the ABL Creditors have exercised their rights under Section 7.02(b), the purchase contemplated by the Term Loan Creditors shall prevail, and the purchase contemplated by the ABL Creditors shall have no further effect.

(d) In connection with any exercise of the purchase option by the Term Loan Creditors, the ABL Secured Parties may terminate any “Bank Products” (as defined in the ABL Agreement). The Loan Parties consent to transfers and other matters set forth in this Section 7.

7.03 Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Term Loan Creditors or the relevant ABL Creditors, as applicable, shall (a) pay to the ABL Representative for the benefit of the ABL Creditors (with respect to a purchase of the ABL Obligations) or to the Term Loan Representative for the benefit of the Term Loan Creditors (with respect to a purchase of the Term Loan Obligations) as the purchase price therefor the full amount of all the ABL Obligations (including the unreimbursed amount of all issued letters of credit but excluding the undrawn amount of then outstanding letters of credit) or Term Loan Obligations, as applicable, then outstanding and unpaid (including principal, interest, fees, premium, termination and similar fees and expenses, including reasonable and documented out-of-pocket attorneys’ fees and legal expenses), (b) with respect to a purchase of the ABL Obligations, (i) pay the net aggregate amount then owing to counterparties under documentation governing the Banking Service Obligations, in each case, that are part of the ABL Obligations and secured by the ABL Documents, including, in the case of such Swap Obligations, all amounts owing to the counterparties as a result of the termination (or early termination) thereof and (ii) furnish cash collateral to the ABL Representative in an amount equal to 102.5% of the available amount under all issued and outstanding letters of credit constituting ABL Obligations which remain outstanding after the date of purchase pursuant to this Section 7.03, (c) with respect to a purchase of the ABL Obligations, agree to reimburse the ABL

Representative, the ABL Secured Parties and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable and documented out-of-pocket attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Representative has not yet received final payment, (d) agree to reimburse the ABL Secured Parties or the Term Loan Secured Parties, as applicable, and with respect to a purchase of the ABL Obligations letter of credit issuing banks, in respect of indemnification obligations of the Loan Parties under the ABL Documents or the Term Loan Documents, as applicable, as to matters or circumstances known to the ABL Representative or the Term Loan Representative, as applicable, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable and documented out-of-pocket attorneys’ fees and legal expenses) to the ABL Secured Parties, the Term Loan Secured Parties or letter of credit issuing banks, as applicable, and (e) agree to indemnify and hold harmless the ABL Secured Parties or the Term Loan Secured Parties, as applicable, and with respect to a purchase of the ABL Obligations letter of credit issuing banks, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations or the Term Loan Obligations, as applicable, as a direct result of any acts by any Term Loan Secured Party or any ABL Secured Party, as applicable, occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the ABL Representative or the Term Loan Representative, as applicable, may designate in writing for such purpose.

7.04 Documentation; Limitation on Representations and Warranties. Such purchase and sale shall be documented pursuant to a customary assignment and assumption agreement. Such purchase shall be expressly made without representation or warranty of any kind by any selling party (or the applicable ABL Representative or the Term Loan Representative) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the ABL Obligations or Term Loan Obligations, as applicable, being purchased from it, (b) that such ABL Secured Party or Term Loan Secured Party, as applicable, owns the ABL Obligations or Term Loan Obligations, as applicable, free and clear of any Liens or encumbrances and (c) that such ABL Secured Party or Term Loan Secured Party, as applicable, has the right to assign such ABL Obligations or Term Loan Obligations, as applicable, and the assignment is duly authorized.

8. Reliance; Waivers; etc.

8.01 Reliance. The ABL Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Term Loan Representative, on behalf of it itself and the other Term Loan Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the ABL Representative and the other ABL Secured Parties. The Term Loan Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The ABL Representative, on behalf of itself and the other ABL Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Term Loan Representative and the other Term Loan Secured Parties.

8.02 No Warranties or Liability. The Term Loan Representative and the ABL Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Loan Document. Except as otherwise provided in this Agreement, the Term Loan Representative and the ABL Representative will be entitled to manage and supervise the respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate. Neither the Senior Representative nor any other Senior Secured Party shall have any duty to any Junior Representative or Junior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Lead Borrower or any other Loan Party (including the Junior Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representative, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Loan Party’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

8.03 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the ABL Documents or the Term Loan Documents.

9. Obligations Unconditional.

All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a) any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document;

(c) any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of any Loan Party; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement.

10. Miscellaneous.

10.01 Rights of Subrogation. The Term Loan Representative, for and on behalf of itself and the Term Loan Secured Parties, agrees that no payment to the ABL Representative or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Term Loan Representative or any Term Loan Secured Party to exercise any rights of subrogation in respect thereof until the ABL Obligations Payment Date. Following the ABL Obligations Payment Date, the ABL Representative agrees to execute such documents, agreements, and instruments as the Term Loan Representative or any Term Loan Secured Party

may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Representative are paid by such Person upon request for payment thereof. The ABL Representative, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the Term Loan Representative or any Term Loan Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Representative or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Term Loan Obligations Payment Date. Following the Term Loan Obligations Payment Date, the Term Loan Representative agrees to execute such documents, agreements, and instruments as the ABL Representative or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Loan Obligations resulting from payments to the Term Loan Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Loan Representative are paid by such Person upon request for payment thereof.

10.02 Further Assurances. Each of the Term Loan Representative and the ABL Representative will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Representative or the Term Loan Representative to exercise and enforce its rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 10.02, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 10.02.

10.03 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Document or any Term Loan Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Term Loan Representative and the Term Loan Secured Parties (as amongst themselves) with respect to any Term Loan Collateral shall be governed by the terms of the Term Loan Documents and in the event of any conflict between any Term Loan Document and this Agreement as to such relative rights and obligations, the provisions of such Term Loan Document shall control.

10.04 Continuing Nature of Provisions. Subject to Section 5.05, this Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the earlier of (i) the ABL Obligations Payment Date and (ii) the Term Loan Obligations Payment Date. This is a continuing agreement and the ABL Secured Parties and the Term Loan Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

10.05 Amendments; Waivers.

(a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the ABL Representative and the Term Loan Representative, and, in the case of any amendments or modifications hereof that directly affect the rights or duties of any Loan Party, such Loan Party.

(b) It is understood that the ABL Representative, the Term Loan Representative and the Lead Borrower, without the consent of any other ABL Secured Party or any other Term Loan Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties become Term Loan Obligations under this Agreement, pursuant to the designation terms provided for in the definition of “Additional Term Loan Credit Agreement” (a “Designation”), provided, that such Additional Debt is permitted to be incurred by the ABL Agreement and Term Loan Credit Agreement then extant, and is permitted by said Agreements to be subject to the provisions of this Agreement as Term Loan Obligations. Notwithstanding the foregoing, it is agreed and understood that no such supplements, amendments or modifications shall be required to give effect to any such Designation.

10.06 Information Concerning Financial Condition of the Loan Parties. Each of the Term Loan Secured Parties and the ABL Secured Parties hereby assume responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Term Loan Obligations. The Term Loan Representative and the ABL Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances (except as otherwise provided in the ABL Documents and Term Loan Documents). In the event the Term Loan Representative or the ABL Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

10.07 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

10.08 Submission to Jurisdiction; JURY TRIAL WAIVER.

(a) Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any ABL Secured Party or Term Loan Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each ABL Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph 10.08(a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.09. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.09 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.09) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

10.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the ABL Secured Parties and Term Loan Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

10.11 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.12 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.13 Other Remedies. For avoidance of doubt, it is understood that nothing in this Agreement shall prevent any ABL Secured Party or any Term Loan Secured Party from exercising any available remedy to accelerate the maturity of any indebtedness or other obligations owing under the ABL Documents or the Term Loan Documents, as applicable, or to demand payment under any guarantee in respect thereof.

10.14 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

10.15 Additional Loan Parties. Lead Borrower shall cause each Person that becomes a Loan Party after the date hereof to become a party to this Agreement by execution and delivery by such Person of a Joinder Agreement in the form of Annex 1 hereto.

10.16 Certain Terms Concerning the Term Loan Representative and the ABL Representative. The Term Loan Representative and the ABL Representative are executing and delivering this Agreement pursuant to directions set forth in the Term Loan Documents and the ABL Documents, respectively, and in so doing shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Term Loan Representative and the ABL Representative shall have no duties or obligations under or pursuant to this Agreement other than such duties and obligations as may be expressly set forth in this Agreement. Neither the Term Loan Representative nor the ABL Representative shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. Neither the Term Loan Representative nor the ABL Representative shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or Lead Borrower) any amounts in violation of the terms of this Agreement in the absence of, with respect to the Term Loan Representative or the ABL Representative, as the case may be, gross negligence or willful misconduct of such party as finally determined by a court of competent jurisdiction. Each party hereto and each beneficiary hereof acknowledges and agrees that each of the Term Loan Representative and the ABL Representative is entering into this Agreement solely in its capacity as agent under the Term Loan Documents and the ABL Documents, respectively, and not in its individual capacity. The Term Loan Representative shall not be deemed to owe any fiduciary duty to the ABL Representative or any other ABL Secured Party and the ABL Representative shall not be deemed to owe any fiduciary duty to the Term Loan Representative or any other Term Loan Secured Party. The provisions of the Term Loan Documents affording rights, privileges, protections, immunities and indemnities to Silver Point Finance, LLC, as administrative agent thereunder, shall also apply to Silver Point Finance, LLC as Term Loan Representative hereunder. The provisions of the ABL Documents affording rights, privileges, protections, immunities and indemnities to Bank of America, N.A., as administrative agent thereunder, shall also apply to Bank of America, N.A. as ABL Representative hereunder. This provision is intended solely for the benefit of the Term Loan Representative and the ABL Representative and their successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any other party hereto.

10.17 Authorization of Agents. By accepting the benefits of this Agreement and the other Term Loan Documents, each Term Loan Secured Party authorizes the Term Loan Representative to enter into this Agreement and to act on its behalf as agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other ABL Documents, each ABL Secured Party authorizes the ABL Representative to enter into this Agreement and to act on its behalf as agent hereunder and in connection herewith.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ABL REPRESENTATIVE:

BANK OF AMERICA, N.A., as ABL Representative for and on behalf of the ABL Secured Parties

By:	/s/ Jason Stowe
Name: Jason Stowe Title: Vice President

Address for Notices:

Bank of America, N.A.
One Cowboys Way, 5th Floor Frisco, Texas 75034
MC: TX2-574-05-04
Attn: Tanner Pump Telephone: (469) 294-7110
Email: tanner.pump@bofa.com

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TERM LOAN REPRESENTATIVE:

SILVER POINT FINANCE, LLC, as Term Loan Representative for and on behalf of the Term Loan Secured Parties

By:	/s/ Jesse Dorigo
Name: Jesse Dorigo Title: Authorized Signatory

Address for Notices:

Two Greenwich Plaza, Suite 1 Greenwich, CT 06830 Attention: Credit Admin
Email: creditadmin@silverpointcapital.com

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT - SOLARIS]

LOAN PARTIES:

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ Kyle Ramachandran
Name: Kyle Ramachandran Title: President and Chief Financial Officer

SOLARIS ENERGY INFRASTRUCTURE, LLC

By:	/s/ Kyle Ramachandran
Name: Kyle Ramachandran Title: President and Chief Financial Officer

SOLARIS OILFIELD SITE SERVICES OPERATING, LLC

By:	/s/ Kyle Ramachandran
Name: Kyle Ramachandran Title: President and Chief Financial Officer

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SOLARIS OILFIELD EARLY PROPERTY, LLC

By:	/s/ Kyle Ramachandran
Name: Kyle Ramachandran Title: President and Chief Financial Officer

SOLARIS OILFIELD SITE SERVICES PERSONNEL LLC

By:	/s/ Kyle Ramachandran
Name: Kyle Ramachandran Title: President and Chief Financial Officer

SOLARIS LOGISTICS, LLC

By:	/s/ Kyle Ramachandran
Name: Kyle Ramachandran Title: President and Chief Financial Officer

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT - SOLARIS]

SOLARIS OILFIELD TECHNOLOGIES, LLC

By:	/s/ Kyle Ramachandran
Name: Kyle Ramachandran Title: President and Chief Financial Officer

SOLARIS TRANSPORTATION, LLC

By:	/s/ Kyle Ramachandran
Name: Kyle Ramachandran
Title: President and Chief Financial Officer

MOBILE ENERGY RENTALS LLC

By:	/s/ Kyle Ramachandran
Name: Kyle Ramachandran
Title: President and Chief Financial Officer

Address for Notices of Loan Parties 9651 Katy Freeway, Suite 300, Houston, Texas 77024 Attention: Legal Department Email: christopher.powell@solarisoilfield.com

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ACKNOWLEDGED AND AGREED as of the date first written above:

BANCO SANTANDER, S.A., NEW YORK BRANCH, as administrative agent under the Existing Tenn Loan Credit Agreement

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Executive Director

By:	/s/ Michael Leonardos
Name: Michael Leonardos
Title: Executive Director

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